EXHIBIT 23.1

                          CONSENT OF
                     INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-118508, 333-05899, 333-05897, 33-42544 and 33-42543)
(pertaining to the Directors' Stock Option Plan, the Restricted Stock
Plan, the 1990 Stock Option Plan, the 1990 Stock Option Plan and the 1967 Employee Stock Purchase Plan) of our report dated November 23, 2005 with respect to the audited consolidated financial statements of ThinkEngine Networks, Inc. for the fiscal year ended December 31, 2004 included in Cognitronics Corporation's Current Report on Form 8-K/A dated November 18, 2005 filed with the Securities and Exchange Commission.






                                        /s/ Carlin, Charron & Rosen, LLP
                                        ________________________________
                                           Carlin, CharronRosen,LLP

Glastonbury,
Connecticut
January 30, 2006